POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Wayne Pearson and Robert M. Scott, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                                Title                                              Date
---------                                -----                                              ----

--------------------------               Director                                           June __, 2000
William A. Coates

s/Thomas E. Hamer, Sr.
--------------------------               Director                                           June 15, 2000
Thomas E. Hamer, Sr.

s/Paul D. Hollen, III
--------------------------               Executive Vice President, Director                 June 15, 2000
Paul D. Hollen, III

s/L. Wayne Pearson
--------------------------               President, Chief Executive Officer, Director       June 15, 2000
L. Wayne Pearson


--------------------------               Director                                           June __, 2000
Norman T. Russell

s/Robert M. Scott
--------------------------               Executive Vice President, Chief Financial          June 15, 2000
Robert M. Scott                          Officer, Principal Accounting Officer, Director

s/James H. Sexton
--------------------------               Director                                           June 15, 2000
James H. Sexton

s/James P. Smith
--------------------------               Director                                           June 15, 2000
James P. Smith